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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): February 19, 1997

                         First Savings Financial Corp.
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            (Exact name of registrant as specified in its charter)


    North Carolina                 0-26730                       56-1928110
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(State or other jurisdiction     (Commission                    (IRS Employer
   of incorporation)             File Number)                Identification No.)




                             501 South Main Street
                             Post Office Box 1885
                    Reidsville, North Carolina  27323-1885
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                   (Address of principal executive offices)



Registrant's telephone number, including area code: (910) 342-4251
                                                    --------------


                                      N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)



                                                         EXHIBIT INDEX ON PAGE 3
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Item 5. Other Events

       On February 18, 1997, First Savings Financial Corp. (the "Company") received a proposal from First Citizens BancShares, Inc., Raleigh, North Carolina ("First Citizens"), to acquire the Company by merger. The proposal was made following communications by Trident Financial Corporation ("Trident"), the Company's financial advisor, with First Citizens on behalf of the Company. First Citizens' proposal provides for an exchange of $10.75 in cash for each of the Company's outstanding shares. In addition, among other terms of the proposed transaction relating to the Company's management and employees, the proposal includes employment contracts for the Company's two executive officers, retention of the Company's Board of Directors in an advisory capacity for five years and the substitution of cash or an equivalent benefit for the stock awards made under the First Savings Bank of Rockingham County, Inc., SSB Management Recognition Plan. First Citizens' proposal is contingent upon satisfactory completion of a review of the Company's assets, corporate records, financial statements and other matters, the negotiation and execution of a definitive agreement and receipt of shareholder approval and regulatory agencies approvals.

       The Company also has received an amendment to the Schedule 13D previously filed with the Securities and Exchange Commission (the "SEC") by First Citizens, Lewis R. Holding and certain members of the Holding family (the "Holding Group") with regard to the shares of the Company's common stock owned by them. Lewis
R. Holding is Chairman of the Board of Directors of First Citizens. The amended filing states that First Citizens has submitted a proposal to acquire the Company based upon information provided to it by Trident on behalf of the Company and recites the terms described above. The amended Schedule 13D reports that the Holding Group owns 68,200 shares of the Company's common stock (6.91%).

       Although First Citizens' proposal is not a binding agreement, First Citizens will immediately begin its review of the Corporation's records and discussion on a definitive agreement will commence thereafter.

       Also, on February 19, 1997, the Board of Directors of the Company declared a regular dividend of $.25, for the quarter ending March 31, 1997, to be paid on March 14, 1997 for each share of the Company's issued and outstanding common stock of record on March 3, 1997.

       A copy of the Company's press release announcing the proposal from First Citizens and the information disclosed in the Schedule 13D filed by the Holding Group with the SEC, and the declaration of the dividend for the quarter ending March 31, 1997, is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 13. Financial Statements and Exhibits

       (c)     Exhibits

       (99)(a) Press Release of the Company, distributed February 19, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST SAVINGS FINANCIAL CORP.


Date: February 19, 1997                By: /s/ David S. Kemp
                                          ---------------------------------
                                           David S. Kemp, President
                                           and Chief Executive Officer

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                                 EXHIBIT INDEX
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Exhibit No.              Description                    Sequential Page No.
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(99)(a)                  Press Release of the Company,           4
                         distributed February 19, 1997

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